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                                                                     Exhibit (h)

                                NEW AAP LIMITED

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that New AAP Limited, a Bermuda corporation (the "Company"), hereby appoints Lawrence M. Call, Craig N. Meurlin, Robert A. Yolles and Thomas C. Daniels and each of them, as attorneys-in-fact for the Company with full power of substitution and resubstitution, for and in the name, place and stead of the Company to sign and file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1934 a Rule 13E-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") and a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") in connection with the Company's offer to purchase all the outstanding shares of the Common Stock of Amway Asia Pacific Ltd., a Bermuda corporation ("AAP"), par value $0.01 per share (the "Common Stock"), of AAP and to sign and file any and all amendments, supplements and exhibits (including the Offer to Purchase) to the
Schedule 13E-3 and Schedule 14D-1, and any and all applications and other documents to be filed with the Commission, and any and all applicable applications and other documents to be filed with the New York Stock Exchange or any other U.S. or non-U.S. national securities exchange in connection with the Offer, the Offer to Purchase, the Schedule 13E-3, the Schedule 14D-1 or the Common Stock, any and all documents required to be filed with any U.S. or non-U.S. governmental or regulatory body in connection with the Offer, the Offer to Purchase, the Schedule 13E-3, the Schedule 14D-1 or Common Stock, an all other agreements and documents in connection the Offer, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in order to effectuate the same as fully and to all intents and purposes as the Company might or could do itself, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of the substitutes, may do or cause to be done by virtue hereof.

          EXECUTED as of the 17th day of November 1999.

                                      NEW AAP LIMITED

                                          By: /s/ Craig N. Meurlin
                                             -----------------------------------
                                             Craig N. Meurlin
                                             Vice President, Assistant Secretary